PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
and Announces Quarterly Dividend

EDEN PRAIRIE, Minn.—May 2, 2018—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2018.

Total revenue for the fourth quarter of fiscal 2018 increased 15% to $7.90 million from $6.85 million in the prior-year quarter. The increase was due to a 19% increase in product sales partially offset by a 35% decrease in contract research and development revenue. Net income for the fourth quarter of fiscal 2018 increased 28% to $3.88 million, or $0.80 per diluted share, compared to $3.03 million, or $0.62 per share, for the prior-year quarter. The effective tax rate was 30% of net income before taxes for the quarter, compared to 32% in the prior-year quarter. The decreased rate for the quarter was due to a decrease in the Federal tax rate with the enactment of the Tax Reform Act in December 2017.

For fiscal 2018, total revenue increased 5% to $29.9 million from $28.3 million for the prior fiscal year. The increase was due to a 4% increase in product sales and a 19% increase in contract research and development revenue. Net income for fiscal 2018 increased 7% to $13.9 million, or $2.87 per diluted share, compared to $12.9 million, or $2.68 per share, for fiscal 2017. The effective tax rate was approximately 30% of net income before taxes for fiscal 2018, compared to 32% in the prior-year. The decreased rate for the year was due to a decrease in the Federal tax rate with the enactment of the Tax Reform Act in December 2017, partially offset by a one-time $206,693 increase in the provision for income taxes from the effect of the new rate on deferred tax assets.

The company also announced a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable May 31, 2018 to shareholders of record as of May 14, 2018.

“We are pleased to report solid increases in product sales, total revenue, and net income for the quarter and fiscal year, driven by a 19% increase in product sales in the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as uncertainties related to the economic environments in the industries we serve, uncertainties related to future contract research and development revenue, uncertainties related to future stock repurchases and dividend payments, uncertainties related to the future impact of Federal tax reform, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and other reports filed with the SEC.
###

                            NVE CORPORATION
                          STATEMENTS OF INCOME
      QUARTERS AND YEARS ENDED MARCH 31, 2018 AND 2017 (Unaudited)

                                                 Quarter Ended March 31
                                                   2018            2017
                                            -----------------------------
Revenue
  Product sales                             $   7,603,226   $   6,399,924
  Contract research and development               295,966         453,282
                                            -----------------------------
Total revenue                                   7,899,192       6,853,206
Cost of sales                                   1,465,509       1,449,454
                                            -----------------------------
Gross profit                                    6,433,683       5,403,752
Expenses
  Selling, general, and administrative            374,835         340,673
  Research and development                        913,950         990,729
                                            -----------------------------
Total expenses                                  1,288,785       1,331,402
                                            -----------------------------
Income from operations                          5,144,898       4,072,350
Interest income                                   403,894         386,884
                                            -----------------------------
Income before taxes                             5,548,792       4,459,234
Provision for income taxes                      1,666,372       1,431,851
                                            -----------------------------
Net income                                  $   3,882,420   $   3,027,383
                                            =============================
Net income per share - basic                $        0.80   $        0.63
                                            =============================
Net income per share - diluted              $        0.80   $        0.62
                                            =============================
Weighted average shares outstanding
  Basic                                         4,842,010       4,839,543
  Diluted                                       4,847,349       4,844,410

                                                  Year Ended March 31
                                                  2018            2017
                                            -----------------------------
Revenue
  Product sales                             $  27,321,810      26,182,453
  Contract research and development             2,542,071       2,143,743
                                            -----------------------------
Total revenue                                  29,863,881      28,326,196
Cost of sales                                   6,274,744       6,078,294
                                            -----------------------------
Gross profit                                   23,589,137      22,247,902
Expenses
  Selling, general, and administrative          1,435,592       1,458,598
  Research and development                      3,702,918       3,344,101
                                            -----------------------------
Total expenses                                  5,138,510       4,802,699
                                            -----------------------------
Income from operations                         18,450,627      17,445,203
Interest income                                 1,558,197       1,650,808
                                            -----------------------------
Income before taxes                            20,008,824      19,096,011
Provision for income taxes                      6,096,152       6,147,142
                                            -----------------------------
Net income                                  $  13,912,672   $  12,948,869
                                            =============================
Net income per share - basic                $        2.87   $        2.68
                                            =============================
Net income per share - diluted              $        2.87   $        2.68
                                            =============================
Weighted average shares outstanding
  Basic                                         4,841,347       4,836,602
  Diluted                                       4,846,212       4,838,389

                              NVE CORPORATION
                               BALANCE SHEETS
                          MARCH 31, 2017 AND 2018

                                           March 31, 2018  March 31, 2017
                                           ------------------------------
ASSETS
Current assets
  Cash and cash equivalents                $   4,755,082    $   8,199,364
  Marketable securities, short term           20,765,809       19,591,833
  Accounts receivable, net of allowance
    for uncollectible accounts of $15,000      2,888,779        3,436,802
  Inventories                                  3,650,439        3,358,298
  Prepaid expenses and other assets              635,160          607,283
                                           ------------------------------
Total current assets                          32,695,269       35,193,580
Fixed assets
  Machinery and equipment                      9,395,987        9,007,455
  Leasehold improvements                       1,749,284        1,644,419
                                           ------------------------------
                                              11,145,271       10,651,874
  Less accumulated
    depreciation and amortization              9,819,888        9,238,626
                                           ------------------------------
Net fixed assets                               1,325,383        1,413,248
Deferred tax assets                              572,655          357,055
Marketable securities, long term              52,838,158       56,810,923
                                           ------------------------------
Total assets                               $  87,431,465    $  93,774,806
                                           ==============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                         $     414,970    $     376,275
  Accrued payroll and other                      574,755          576,313
  Deferred revenue                                     -          142,733
                                            -----------------------------
Total current liabilities                        989,725        1,095,321

Shareholders' equity
  Common stock                                    48,420           48,410
  Additional paid-in capital                  19,599,298       19,507,348
  Accumulated
    other comprehensive loss                    (915,635)         (38,298)
  Retained earnings                           67,709,657       73,162,025
                                           ------------------------------
Total shareholders' equity                    86,441,740       92,679,485
                                           ------------------------------
Total liabilities and shareholders' equity $  87,431,465    $  93,774,806
                                           ==============================